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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per
share:                                        (Expressed in U.S. Currency)

                                                    Three months ended September 30,      Nine months ended September 30,
                                                         2003               2002              2003               2002
                                                    ------------       ------------       ------------       ------------
Numerator:
Net Income (loss)                                   $   (608,555)      $   (759,819)      $(1,681,635)       $   (792,855)
Dividends on Series A preferred stock                       (780)              (780)            (2,315)            (2,315)
Dividends on Series B preferred stock                    (85,321)           (85,321)          (253,180)          (186,036)
                                                    ------------       ------------       ------------       ------------

Numerator for basic and diluted loss per
share loss available to common shareholders         $   (694,656)      $   (845,920)      $(1,937,130)       $   (981,206)
                                                    ------------       ------------       ------------       ------------

Denominator:
Denominator for basic loss per share-
weighted average shares outstanding                   10,740,174         10,519,907         10,713,140         10,300,395
Effect of dilutive securities                                  -                  -                  -                  -
Warrants                                                       -                  -                  -                  -
                                                    ------------       ------------       ------------       ------------

Dilutive potential common shares denominator
for diluted earnings (loss) per share adjusted
weighter-average shares and assumed conversion        10,740,174         10,519,907         10,713,140         10,300,395
                                                    ------------       ------------       ------------       ------------

Basic earnings (loss) per share                     $      (0.06)      $      (0.08)      $      (0.18)      $      (0.10)
                                                    ------------       ------------       ------------       ------------

Diluted earnings (loss) per share                   $      (0.06)      $      (0.08)      $      (0.18)      $      (0.10)
                                                    ------------       ------------       ------------       ------------
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